Exhibit 77Q1(a)
ARTICLES OF AMENDMENT
TO
ARTICLES OF INCORPORATION
OF
LORD ABBETT SERIES FUND, INC.
          LORD ABBETT SERIES FUND, INC., a Maryland corporation having its principal office c/o The Prentice-Hall Corporation System, 7 St. Paul Street, Suite 1660, Baltimore, Maryland 21202 (hereinafter called the "Corporation"), hereby certifies to the Maryland State Department of Assessments and Taxation that:
          FIRST, the Articles of Incorporation of the Corporation (hereinafter called the "Articles"), as heretofore amended, are hereby further amended to change the names and designations of the series of the Corporation as set forth below:
"International Core Equity Portfolio" to "International Equity Portfolio" with its Class VC shares now being Class VC shares of the International Equity Portfolio.
          SECOND, on September 19, 2017, at least a majority of the entire Board of Directors of the Corporation duly adopted resolutions approving the foregoing Amendment to the Articles.
          THIRD, the amendment of the Articles set forth herein has been duly approved by the Board of Directors of the Corporation and is limited to a change expressly permitted by
 2-605(a)(2) of the General Corporation Law of the State of Maryland to be made without action of the stockholders.
          FOURTH, pursuant to  2-610.1 of the General
Corporation Law of the State of Maryland, the Board of Directors of the Corporation approved the foregoing name change to be effective October 31, 2017.
          FIFTH, the Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended from time to time.
          IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its Vice President and Secretary and witnessed by its Vice
President and Assistant Secretary on October 3, 2017.
LORD ABBETT SERIES FUND, INC.


By:
/s/ Lawrence H. Kaplan
 Lawrence H. Kaplan
 Vice President and Secretary

WITNESS:

/s/ Brooke A. Fapohunda
Brooke A. Fapohunda
Vice President and Assistant Secretary




          THE UNDERSIGNED, Vice President and Secretary of
Lord Abbett Series Fund, Inc., who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this Certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information, and belief, the matters and facts set forth therein with respect to authorization and approval thereof are true in all material respects under the penalties of perjury.


/s/ Lawrence H. Kaplan
Lawrence H. Kaplan
Vice President and Secretary